EXHIBIT 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS A (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (IV) UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 OF THE ACT.

S&W SEED COMPANY

WARRANT TO PURCHASE

25,000 SHARES OF COMMON STOCK

Warrant No. W-1	Dated May 7, 2010 (the “Effective Date”)

S&W Seed Company, a Delaware corporation (the “Company”), hereby certifies that, for value received, Cardiff Partners, LLC, or its registered assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to an aggregate of Twenty-five Thousand (25,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to Four Dollars and No Cents ($4.00) per share (the “Exercise Price”), at any time and from time to time during the Exercise Period (as defined below), and subject to the following terms and conditions::

1.                                       Duration and Exercise of the Warrant.

(a)                                  The term of this Warrant (the “Exercise Period”) shall be the period commencing May 7, 2010 and ending on May 7, 2015 (the “Expiration Date”).

(b)                                 This Warrant shall be exercisable by the registered Holder on any business day during the Exercise Period before 5:00 P.M., Pacific time. At 5:00 P.M., Pacific time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(c)                                  Subject to Sections 2 and 5, upon surrender of this Warrant, with the Form of Election to Purchase (in the form of Exhibit A hereto) attached hereto duly completed and executed, to the Company at its office at 25552 South Butte Avenue, Five Points, CA 93624, Attention:  Chief Financial Officer, or at such other address as the Company may specify in writing to the then registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks (subject to the Conversion Right in accordance with Section 1(e)), all as specified by the

Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than three (3) business days after the date of exercise) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise.

(d)                                 In addition to and without limiting the rights of the Holder under the terms of this Warrant, Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into Warrant Shares as provided in this Section 1(e) at any time or from time to time during the Exercise Period by delivering notice in accordance with Section 1(d). Upon exercise of the Conversion Right with respect to all or a specified portion of shares subject to this Warrant (the “Pre-Converted Warrant Shares”), the Company shall deliver to Holder that number of Warrant Shares equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Exercise Date (as defined in Section 1(f)), which value shall be equal to (A) the aggregate Fair Market Value (as defined below) of the Pre-Converted Warrant Shares issuable upon exercise of this Warrant on the Exercise Date less (B) the aggregate Exercise Price of such Pre-Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii) the fair market value of one (1) Warrant Share on the Exercise Date.

Expressed as a formula, such conversion shall be computed as follows:

X = (A-B)
Y

where                                                                X =                             the number of Warrant Shares to be issued to the Holder pursuant to this Section 3.

Y =                              the Fair Market Value (as defined below) of one (1) Warrant Share.

A =                            the aggregate fair market value of the Pre-Converted Warrant Shares at the time the Conversion Right is elected pursuant to this Section 1(d) (i.e., Fair Market Value (as defined below) per Warrant Share x Pre-Converted Warrant Shares).

B =                              aggregate the Exercise Price of the Pre-Converted Warrant Shares (i.e., Exercise Price x Pre-Converted Warrant Shares).

For purposes of the provisions of this Warrant requiring a determination in accordance with this Section 1(e), “Fair Market Value” as of a particular date (the “Determination Date”) shall mean (i) for any security if such security is traded on a national securities exchange (an “Exchange”), the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices of the security on each of the last five (5) trading days prior to the Determination Date reported on such Exchange, (ii) for any security that is not traded on an Exchange but that is quoted on an electronic quotation system, the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices reported on such electronic quotation system on each of the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation, for a total of five trading days) prior to the Determination Date, or (iii) for any security or any other asset, if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary.

(e)                                  Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. For purposes of this Section, a “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any new Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such new Warrant) appropriately completed and duly executed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

(f)                                    This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of whole Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

2.                                       Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

3.                                       Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

4.                                       Adjustments

(a)                                  Subdivisions and Combinations.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide (by stock split) or combine (by reverse stock split) its outstanding shares of capital stock into which this Warrant is exercisable, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, and in each case to the nearest whole share, effective at the close of business on the date the subdivision or combination becomes effective. The provisions of this Section 4(a) shall similarly apply to successive subdivisions or combinations of outstanding shares of capital stock into which this Warrant is exercisable.

(b)                                 Reorganization, Reclassification, Consolidation, Merger or Sale of Assets.  If any capital reorganization or reclassification (other than as a result of a subdivision or combination described in Section 4(a)) of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive, upon exercise of this Warrant, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Common Stock as would have been received upon exercise of this Warrant at the Exercise Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales of assets.

(c)                                  Stock Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then (A) the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution (the “Record Date”), to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and (B) the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately adjusted, to the nearest whole share, from and after the Record Date by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such Record Date by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) or 4(b) above), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of Common Stock as of the Record Date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution. The provisions of this Section 4(c) shall similarly apply to successive stock dividends and other distributions by the Company.

(d)                                 Notices of Record Date, Etc.  In the event that:

(i)                                     there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

(ii)                                  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the Holder at least twenty (20) days’ prior written notice of (1) the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (2) the date when the same shall take place. Such notice shall also specify (if applicable) the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(e)                                  Adjustment by Board of Directors.  If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 4 except in the case of a combination of shares of a type contemplated in Section 4(a) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 4(a).

(f)                                    Certificate of Adjustment.  In each case of any adjustment or readjustment in the shares of Common Stock or other securities issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or receivable by the Company for any additional shares of Common Stock or other securities issued or sold or deemed to have been issued or sold, (ii) the number of shares of Common Stock or other securities outstanding or deemed to be outstanding, and (iii) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith deliver a copy of each such certificate to the Holder and any warrant agent of the Company (appointed pursuant to Section 7 hereof).

5.                                       Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would be issuable on the exercise of this Warrant, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall, on an aggregate basis, be rounded down to the nearest whole number of shares.

6.                                       Notices. All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (e) only in the case of notices or communications from the Holder to the Company, when sent by confirmed facsimile if sent during normal business hours of the Company, and if not so confirmed, then on the next business day. The addresses for such communications shall be:  (i) if to the Company, to 25552 South Butte Avenue, Five Points, CA 93624 (P.O. Box 235, Five Points, CA 93624, if by U.S. Mail), Attention:  Chief Financial Officer, or to facsimile number (559) 884-2750, or to e-mail address:  mszot@swseedco.com; or (ii) if to the Holder, to the Holder at the address appearing on the Warrant Register or such other address as the Holder may provide to the Company in accordance with this Section 6.

7.                                       Warrant Agent.  The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any new warrant agent shall be a party to this Warrant without any further act. Any new warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

8.                                       Stockholder Rights.  Until the valid exercise of this Warrant, the Holder shall not be entitled to any of the rights of a stockholder of the Company.

9.                                       Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 4). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.                                 No Dilution or Impairment.  The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

11.                                 Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any Holder (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which may include, in the Company’s sole discretion and without limitation, the provision of a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, and with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

12.                                 Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.                                 Miscellaneous.

(a)                                  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

(b)                                 This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to the principles of conflicts of law thereof.

(c)                                  The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

(d)                                 The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)                                  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first written above.

S&W SEED COMPANY
a Delaware corporation

		By:	/s/ Mark S. Grewal
		Name:	Mark S. Grewal
		Title:	President and CEO

Acknowledged and agreed to:

CARDIFF PARTNERS, LLC

By:	/s/ Keith Moore
Name:	Keith Moore
Title:	Managing Member

Exhibit A

FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To S&W SEED COMPANY:

[CHECK PARAGRAPH THAT APPLIES]

☐            In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase                            shares of Common Stock, par value $0.001 per share (the “Common Stock”), of S&W Seed Company, a Delaware corporation. and encloses herewith $                         in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

- OR -

☐            In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to convert such Warrant into                        shares of Common Stock by cashless exercise pursuant to Section 1(e) of the Warrant. Also enclosed is documentation supporting the calculation of such number of shares of Common Stock to which this Form of Election to Purchase relates.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of                                                                                  .

PLEASE INSERT SOCIAL SECURITY
OR TAX IDENTIFICATION NUMBER

(Please print name and address)

A - 1

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a new Warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: ,	Name of Holder:

(Print)

(By:)
(Name:)
(Title:)

(Signature must conform in all respects to name of
holder as specified on the face of the Warrant)

A - 2

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

[To be completed and executed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                  the right represented by the within Warrant to purchase                          shares of Common Stock, par value $0.001 per share, of S&W Seed Company, a Delaware corporation, to which the within Warrant relates and appoints                                                                                                                                      attorney to transfer said right on the books of S&W Seed Company with full power of substitution in the premises.

Dated:

,

(Signature must conform in all respects to name of
holder as specified on the face of the Warrant)

Address of Transferee
In the presence of:

B - 1